Calculation of Filing Fee Tables
S-1
SharonAI Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	4.75% Convertible Senior Notes due 2032	457(o)	691,700,000	$ 1.00	$ 691,700,000.00	0.0001381	$ 95,523.77
Fees to be Paid	2	Equity	Class A Ordinary Common Stock, par value $0.0001 per share	Other	12,922,858	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Ordinary Common Stock, par value $0.0001 per share	Other	10,419,896	$ 42.565	$ 443,522,873.24	0.0001381	$ 61,250.51
Fees to be Paid	4	Equity	Class A Ordinary Common Stock, par value	Other	2,674,823	$ 42.565	$ 113,853,840.99	0.0001381	$ 15,723.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,249,076,714.23		$ 172,497.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 172,497.50
Offering Note
[1]	(1) The securities being registered are (i) $691,700,000 in aggregate principal amount of 4.75% Convertible Senior Notes due 2032 (the "Notes) issued by SharonAI Holdings Inc.(the "Company") and (ii) up to 26,017,577 share of the Company's Class A Ordinary Common Stock, par value $0.0001 per shares ("Class A Ordinary Common Stock"), consisting of (A) 10,419,896 shares (the "Common Shares") of Class A Ordinary Common Stock; (B) 2,674,823 shares of Class A Ordinary Common Stock issuable upon exercise of pre-funded warrants (the "Pre-Funded Warrant Shares") and (C) 12,922,858 shares of Class A Ordinary Common Stock (the "Conversion Shares") issuable upon conversion of the Notes. The amount of Conversion Shares being registered is determined as if the outstanding Notes were converted in full at the maximum Conversion Rate of 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes. The Notes and the Conversion Shares are being registered for resale on this registration statement on Form S-1 by the Selling Securityholders named in this registration statement. Under Rule 457(i), there is no additional filing fee payable with respect to the Conversion Shares because no additional consideration will be received in connection with the exercise of the conversion privilege Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution from share subdivisions, share dividends or similar transactions.

[2]	(1) The securities being registered are (i) $691,700,000 in aggregate principal amount of 4.75% Convertible Senior Notes due 2032 (the "Notes) issued by SharonAI Holdings Inc.(the "Company") and (ii) up to 26,017,577 share of the Company's Class A Ordinary Common Stock, par value $0.0001 per shares ("Class A Ordinary Common Stock"), consisting of (A) 10,419,896 shares (the "Common Shares") of Class A Ordinary Common Stock; (B) 2,674,823 shares of Class A Ordinary Common Stock issuable upon exercise of pre-funded warrants (the "Pre-Funded Warrant Shares") and (C) 12,922,858 shares of Class A Ordinary Common Stock (the "Conversion Shares") issuable upon conversion of the Notes. The amount of Conversion Shares being registered is determined as if the outstanding Notes were converted in full at the maximum Conversion Rate of 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes. The Notes and the Conversion Shares are being registered for resale on this registration statement on Form S-1 by the Selling Securityholders named in this registration statement. Under Rule 457(i), there is no additional filing fee payable with respect to the Conversion Shares because no additional consideration will be received in connection with the exercise of the conversion privilege Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution from share subdivisions, share dividends or similar transactions.

[3]	(1) The securities being registered are (i) $691,700,000 in aggregate principal amount of 4.75% Convertible Senior Notes due 2032 (the "Notes) issued by SharonAI Holdings Inc.(the "Company") and (ii) up to 26,017,577 share of the Company's Class A Ordinary Common Stock, par value $0.0001 per shares ("Class A Ordinary Common Stock"), consisting of (A) 10,419,896 shares (the "Common Shares") of Class A Ordinary Common Stock; (B) 2,674,823 shares of Class A Ordinary Common Stock issuable upon exercise of pre-funded warrants (the "Pre-Funded Warrant Shares") and (C) 12,922,858 shares of Class A Ordinary Common Stock (the "Conversion Shares") issuable upon conversion of the Notes. The amount of Conversion Shares being registered is determined as if the outstanding Notes were converted in full at the maximum Conversion Rate of 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes. The Notes and the Conversion Shares are being registered for resale on this registration statement on Form S-1 by the Selling Securityholders named in this registration statement. Under Rule 457(i), there is no additional filing fee payable with respect to the Conversion Shares because no additional consideration will be received in connection with the exercise of the conversion privilege Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution from share subdivisions, share dividends or similar transactions. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The Nasdaq Capital Market on July 29, 2026, which date is within five business days prior to the filing of this registration statement.

[4]	(1) The securities being registered are (i) $691,700,000 in aggregate principal amount of 4.75% Convertible Senior Notes due 2032 (the "Notes) issued by SharonAI Holdings Inc.(the "Company") and (ii) up to 26,017,577 share of the Company's Class A Ordinary Common Stock, par value $0.0001 per shares ("Class A Ordinary Common Stock"), consisting of (A) 10,419,896 shares (the "Common Shares") of Class A Ordinary Common Stock; (B) 2,674,823 shares of Class A Ordinary Common Stock issuable upon exercise of pre-funded warrants (the "Pre-Funded Warrant Shares") and (C) 12,922,858 shares of Class A Ordinary Common Stock (the "Conversion Shares") issuable upon conversion of the Notes. The amount of Conversion Shares being registered is determined as if the outstanding Notes were converted in full at the maximum Conversion Rate of 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes. The Notes and the Conversion Shares are being registered for resale on this registration statement on Form S-1 by the Selling Securityholders named in this registration statement. Under Rule 457(i), there is no additional filing fee payable with respect to the Conversion Shares because no additional consideration will be received in connection with the exercise of the conversion privilege Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution from share subdivisions, share dividends or similar transactions. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The Nasdaq Capital Market on July 29, 2026, which date is within five business days prior to the filing of this registration statement. (3) Represents shares of common stock issuable upon exercise of outstanding warrants to purchase shares of Class A Ordinary Common Stock offered by the selling shareholders.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date